Exhibit 10.4

EXECUTION VERSION

January 13, 2020

Mudrick Capital Acquisition Corporation

527 Madison Avenue

6th Floor

New York, NY 10022

RE: Surrender of Parent Class B Common Stock

Reference is made to that certain Purchase Agreement (the “Purchase Agreement”), to be dated as of the date hereof, by and among Hycroft Mining Corporation, a Delaware corporation, Mudrick Capital Acquisition Corporation, a Delaware corporation (“Parent”), and MUDS Capital Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent. This letter agreement (this “Letter Agreement”) is being entered into and delivered by Parent and Mudrick Capital Acquisition Holdings LLC, a Delaware limited liability company (“Parent Sponsor”) in connection with the transactions contemplated by the Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent Sponsor (a) represents and warrants that it collectively holds all of the issued and outstanding shares of Parent Class B common stock, par value $0.0001 per share (the “Parent Class B Common Stock”), in each case, as of the date of this Letter Agreement, (b) agrees that, subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 6.1 and 6.3 of the Purchase Agreement, immediately prior to the Closing, Parent Sponsor shall surrender a number of shares of Parent Class B Common Stock equal to (i) 1,941,667 plus (ii) the product of (A) 1,941,667 and (B) the difference between (I) 1 and (II) a fraction (not greater than 1), the numerator of which is the sum of (1) an amount in cash equal to the portion of the equity financing that is funded by any Person other than the Initial Subscribers (as defined in the Purchase Agreement), any member of the Sprott Group (but solely with respect to an amount of equity financing up to $10,000,000, with any such member not being excluded to the extent of the amount in excess thereof), or their respective Affiliates that (x) has a substantive and pre-existing relationship with Parent or its advisors, (y) was contacted prior to the date hereof regarding the equity financing and (z) enters into subscription agreements or similar instruments prior to the Closing pursuant to which such Person agrees to purchase Parent Class A Common Stock in an equity financing transaction concurrently with the Closing and (2) the amount of cash remaining in the Trust Account following the satisfaction of the Parent Stockholder Redemptions, and the denominator of which is $65,000,000 (the “Surrendered Shares”), which Surrendered Shares will be cancelled by Parent; and (c) subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 6.1 and 6.3 of the Purchase Agreement, immediately prior to the Closing, waives any and all rights Parent Sponsor has or will have under Section 4.3(b)(ii) of Parent’s Charter Documents to receive, with respect to each share of Parent Class B Common Stock held by Parent Sponsor, more than one (1) share of Parent Class A Common Stock upon automatic conversion of such shares of Parent Class B Common Stock in accordance with Parent’s Charter Documents. Subject to the terms and conditions of this Letter Agreement, Parent Sponsor agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Letter Agreement.

This Letter Agreement shall terminate, and have no further force and effect, if the Purchase Agreement is terminated in accordance with its terms prior to the Effective Time. This Letter Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Letter Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any principles of conflicts of law. This Letter Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

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Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

Mudrick Capital Acquisition Holdings LLC

	By:	/s/ John O’Callaghan
Name: John O’Callaghan
Title: Corporate Secretary

Acknowledged and agreed as of the date of this Letter Agreement:

Mudrick Capital Acquisition Corporation

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Chief Executive Officer

[Signature Page to Letter Agreement]